UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Pitney Bowes Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 23, 2023, Pitney Bowes Inc. (the “Company”) sent an email to employees regarding the nomination by Hestia Capital Management, LLC (“Hestia”) of seven candidates for election to the Company’s board of directors at the Company’s 2023 annual meeting of stockholders. A copy of the email can be found below.

Several weeks ago, I reached out to you regarding media reports of a Pitney Bowes shareholder, Hestia Capital and their opinions about the business. While a team has been in ongoing dialogue with Hestia, there have been some additional public announcements from this shareholder recently.

First, Pitney Bowes engages in open and regular communications with shareholders and welcomes constructive input on how to enhance long-term shareholder value. This includes an ongoing dialogue with Hestia Capital over many months.

We are disappointed to see that Hestia disregarded our constructive engagement with today’s announcement. Although the Board and I remain open to engaging with them, as we do with any shareholder, we also look forward to having the discussion about the best path forward with all our shareholders during the 2023 proxy season.

Please also remember that we have specific people who speak with the media and investors on behalf of the Company. If you are contacted by the media, please direct them to Bill Hughes, Chief Communications Officer at william.hughes@pb.com. If you are contacted by an investor, please direct them to Ned Zachar, Vice President, Investor Relations at Ned.Zachar@pb.com.

Let’s stay focused on executing our strategic priorities and continue to work hard to deliver the best quality of service to our clients. I believe in the opportunities ahead for Pitney Bowes and I thank you for your continued dedication and efforts.

Marc

About Pitney Bowes

Pitney Bowes is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit: www.pitneybowes.com.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about future revenue and earnings guidance and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. In particular, we continue to navigate the impacts of the Covid-19 pandemic (Covid-19) as well as the risk of a global recession, and the effects that they may have on our and our clients’ business. Other factors which could cause future financial performance to differ materially from expectations, and which may also be exacerbated by Covid-19 or the risk of a global recession or a negative change in the economy, include, without limitation, declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or USPS’s performance under those contracts; our ability to continue to grow and manage volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; changes in labor and transportation availability and costs; and other factors as more fully outlined in the Company’s 2021 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.

Additional Information and Where to Find It

In connection with the forthcoming solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders, Pitney Bowes will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “proxy statement”), containing a form of GOLD proxy card. Details concerning the nominees of Pitney Bowes’s Board of Directors for election at Pitney Bowes’s 2023 annual meeting of stockholders will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING PITNEY BOWES’S PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING GOLD PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT PITNEY BOWES. Stockholders may obtain free copies of the proxy statement and other relevant documents that Pitney Bowes files with the SEC on Pitney Bowes’s website at www.pitneybowes.com or from the SEC’s website at www.sec.gov.

Participants in the Solicitation

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Pitney Bowes, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of Pitney Bowes’s 2023 annual meeting of stockholders. Information regarding certain of the directors and officers of Pitney Bowes is contained in Pitney Bowes’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 18, 2022. To the extent holdings of Pitney Bowes’s securities by directors or executive officers have changed since the amounts set forth in Pitney Bowes’s 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statement of Beneficial Ownership on Form 5 filed with the SEC. Additional information regarding the identity of potential participants and their respective interests, by security holdings or otherwise, will be included in Pitney Bowes’s proxy statement and other relevant documents filed with the SEC in connection with Pitney Bowes’s 2023 annual meeting of stockholders.